UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, FL 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2016, the Board of Directors (the "Board") of Ocwen Financial Corporation (the "Company") increased the size of the Board from eight to nine and appointed Jacques J. Busquet to the Board to serve until the Company's next annual meeting of shareholders and until his successor is duly elected and qualified.

The Board's Nomination/Governance Committee and the Board have determined that Mr. Busquet is an independent director under the listing standards of the New York Stock Exchange.

Mr. Busquet, 67, was formerly Chief Risk Officer and Managing Director of Natixis North America LLC and a member of the Executive Committee from April 2008 to February 2015. Prior to that, Mr. Busquet was Executive Vice President and member of the Executive Committee of Calyon Americas (formerly Credit Lyonnais Americas) in charge of Risks, Compliance, Legal, Regulatory Affairs and Asset Recovery from 1998 to March 2008. Since 2005, Mr. Busquet has served as a director of Prolitec Inc., a privately-held commercial air scenting company. From 2012 to March 2015, Mr. Busquet was a trustee of the Institute of International Bankers. From 2003 to 2009, Mr. Busquet was a trustee of the African Wildlife Foundation and the Chair of its Audit Committee for two years.

Mr. Busquet has a Master of Business Administration in Finance from each of The Wharton School of the University of Pennsylvania and Hautes Études Commerciales (HEC), Paris.

Mr. Busquet will receive compensation for his services as a director in accordance with the Company's standard compensation program for non-management directors, which provides for an annual retainer of $70,000 paid in cash and an annual award of restricted shares of common stock valued at $100,000.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 20, 2016, the Board authorized and approved an amendment and restatement of the Company's Amended and Restated Bylaws that amended Section 2.1 of the Amended and Restated Bylaws to increase the maximum number of directors that may serve on the Board from eight to nine.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description

Exhibit 3.1	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: January 20, 2016	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)